                           SCHEDULE 14A INFORMATION
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Rockford Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
                                N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
                                N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
                                N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:
                                N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                N/A
     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                N/A
     -------------------------------------------------------------------------

     (3) Filing Party:
                                N/A
     -------------------------------------------------------------------------

     (4) Date Filed:
                                N/A
     -------------------------------------------------------------------------

Notes:

                           ROCKFORD INDUSTRIES, INC.
                       1851 EAST FIRST STREET, SUITE 600
                          SANTA ANA, CALIFORNIA 92705

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of ROCKFORD INDUSTRIES, INC., a California corporation (the "Company"), will be held at the Company's headquarters located at 1851 East First Street, Suite 600, Santa Ana, California 92705 on Thursday, May 21, 1998, at 10:00 a.m., local time, to consider and act upon the following:

  1. To elect five (5) directors of the Company to serve as the Board of Directors until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

  2. To approve an amendment to the Company's 1995 Stock Option Plan as described herein; and

  3. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

  Only shareholders of record of the common stock, no par value, of the Company at the close of business on April 15, 1998 are entitled to receive notice of and to attend the Meeting. The approximate date on which the accompanying Proxy Statement and proxy card will first be sent or given to shareholders of the Company is April 21, 1998. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed proxy card, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed addressed and stamped envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

Dated: April 21, 1998

                                          By Order of the Board of Directors

                                          [LOGO OF SIGNATURE OF BRIAN A. SEIGEL]

                                          Brian A. Seigel
                                          Executive Vice President and
                                           Secretary

                                   IMPORTANT

  THE RETURN OF YOUR SIGNED PROXY CARD AS PROMPTLY AS POSSIBLE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS RETURNED IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE AND MAILED IN THE UNITED STATES.

                           ROCKFORD INDUSTRIES, INC.
                       1851 EAST FIRST STREET, SUITE 600
                          SANTA ANA, CALIFORNIA 92705

                               ----------------

                                PROXY STATEMENT

                               ----------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 1998

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ROCKFORD INDUSTRIES, INC., a California corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at the Company's headquarters located at 1851 East First Street, Suite 600, Santa Ana, California 92705 on Thursday, May 21, 1998 at 10:00 a.m., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

  The principal executive office of the Company is located at 1851 East First Street, Suite 600, Santa Ana, California 92705. The approximate date on which this Proxy Statement and accompanying proxy card will first be sent or given to shareholders of the Company is April 21, 1998.

  A proxy card, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals set forth on the proxy card and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. Gerry J. Ricco, Brian
A. Seigel and Kevin McDonnell, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Ricco, Seigel and McDonnell are each officers and directors of the Company. Each such proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview, without additional compensation.

VOTING SECURITIES

  Shareholders of record as of the close of business on April 15, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 4,107,117 shares of Common Stock, no par value, of the Company ("Common Stock") outstanding. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting for the transaction of business. Each holder of Common Stock is entitled to one vote for each share held of record on the record date, except that all shareholders have cumulative voting rights and in the event any shareholder gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate his or her votes in the election of directors, then all shareholders entitled to vote at the Annual Meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate whose name has been properly placed in nomination prior to the voting a number of votes equal to the number of directors to be elected, multiplied times the number of shares such shareholder would otherwise be entitled to vote, or to distribute such votes on the same principle among as many nominees (up to the number of persons to be elected) as the shareholder may wish. If the voting is not conducted by cumulative voting, each share will be entitled to one vote and the holders of a majority of the shares voting will be able to elect all of the directors if they choose to do so. In such event, by virtue of their holdings of Common Stock, the present officers and directors of the Company, acting together, will be able to pass the proposal regarding election of directors. On all other matters, each share is entitled to one vote.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

  The election inspector will treat shares referred to as "broker non-votes" (i.e, shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information as of April 15, 1998 with respect to the beneficial ownership of voting securities of the Company by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, each director or nominee for director of the Company, each executive officer named in the "Summary Compensation Table" herein under "Executive Compensation" and all directors and officers as a group.

                           SECURITY OWNERSHIP TABLE

                                                        AMOUNT AND
                                                          NATURE
                                                       OF BENEFICIAL PERCENT OF
     NAME                                              OWNERSHIP(1)    CLASS
     ----                                              ------------- ----------
     Gerry J. Ricco(2)(3).............................     774,666      18.7%
     Brian A. Seigel(2)(3)............................     774,667      18.7%
     Larry Hartmann(2)(3).............................     774,667      18.7%
     U.S. Bancorp(4)..................................     371,840       9.1%
     SunAmerica, Inc.(5)..............................     400,373       9.1%
     Kevin McDonnell(2)...............................         --          *
     Kenneth Vancini(6)...............................       3,200         *
     Floyd S. Robinson(7).............................      23,300         *
     Robert S. Vaters(7)..............................      23,300         *
     All directors and executive officers as a
      group (7 persons)(3)(6)(7) .....................   2,371,800      55.5%

--------
 * Less than 1%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this table upon the exercise of options, warrants and convertible securities. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) The address of each of Messrs. Ricco, Seigel and McDonnell is c/o Rockford Industries, Inc., 1851 East First Street, Suite 600, Santa Ana, California 92705. The address for Mr. Hartmann is c/o Rockford Industries, Inc., 10 Mountain View Road, Suite 103, Upper Saddle River, New Jersey 07458.

(3) Includes, for each of Messrs. Ricco, Seigel and Hartmann, 40,000 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or become exercisable on or before 60 days from the date of this table.

(4) According to a Schedule 13G, dated February 9, 1998, filed with the Securities and Exchange Commission, U.S. Bancorp (the "Bank") reports that of the shares attributed to the Bank, it has sole voting power as to 371,340 shares, sole dispositive power as to 368,640 shares and shared dispositive power as to 700 shares. The address of the Bank is 601 2nd Avenue South, Minneapolis, Minnesota 55402-4302.

(5) According to a Schedule 13G, dated February 14, 1997, filed with the Securities and Exchange Commission, includes 275,373 shares of Common Stock issuable upon conversion of 70,000 shares of the Company's outstanding Series A Preferred Stock. SunAmerica, Inc. reports that the shares of Common Stock and Series A Preferred Stock of the Company are owned of record by Anchor National Life Insurance Company, a wholly-owned subsidiary of SunAmerica, Inc. SunAmerica, Inc. reports sole voting power and dispositive power as to all shares. The mailing address of SunAmerica, Inc. is 1 SunAmerica Center, Century City, Los Angeles, California 90067.

(6) Includes 3,200 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or become exercisable on or before 60 days from the date of this table.

(7) Includes 23,300 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or become exercisable on or before 60 days from the date of this table.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  At the Meeting, five (5) directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to the Company By-laws. Unless otherwise specified, all proxies will be voted in favor of the five (5) nominees listed below as directors of the Company.

  The nominees for director are Messrs. Ricco, Hartmann, Seigel, Vaters and Robinson. Messrs. Ricco, Hartmann and Seigel have been directors of the Company since inception. Messrs. Vaters and Robinson were elected to serve as directors of the Company commencing on June 18, 1997. The term of all of the current directors expires at the Meeting.

  The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

THE BOARD OF DIRECTORS RECOMMENDS VOTING IN FAVOR OF PROPOSAL 1.

  The following table sets forth certain information about each executive officer, key employee, director and nominee for director of the Company as of April 15, 1998.

                                 YEAR FIRST
                                 ELECTED OR
                                APPOINTED AS
             NAME           AGE   DIRECTOR   PRESENT POSITION WITH THE COMPANY
             ----           --- ------------ ---------------------------------
   Gerry J. Ricco..........  45     1984     President, Chief Executive Officer
                                              and Director
   Brian A. Seigel.........  38     1984     Executive Vice President--
                                              Marketing, Secretary and Director
   Larry Hartmann..........  36     1984     Executive Vice President--Sales
                                              and Director
   Kevin McDonnell.........  36      N/A     Executive Vice President and Chief
                                              Financial Officer
   Thomas E. Ware..........  39      N/A     Senior Vice President--Credit and
                                              Operations and Chief Credit
                                              Officer
   Michael Sheehan.........  39      N/A     Senior Vice President--Medical
                                              Sales
   Kenneth Vancini.........  35      N/A     Senior Vice President--Sales
   Floyd S. Robinson.......  50     1995     Director
   Robert S. Vaters........  38     1995     Director

  GERRY J. RICCO, a founder of the Company, has been the President and Chief Executive Officer of the Company since 1988. From 1984 to 1988, Mr. Ricco was the Company's Executive Vice President. He has been a director of the Company since its inception. From 1977 to 1984, Mr. Ricco was the President of The Thomas Group, a residential and commercial heating and cooling contractor based in Southern California. From 1974 to 1977, he was a broker licensed by the National Association of Securities Dealers, Inc, at Coordinated Security Consultants.

  BRIAN A. SEIGEL, a founder of the Company, currently serves as the Company's Executive Vice President--Marketing and Secretary. Mr. Seigel has served in various executive capacities with the Company since 1984. Mr. Seigel has been a director of the Company since its inception. Prior to founding the Company, from 1983 to 1984 Mr. Seigel was a principal of Diversified Energy Services ("DES"), a manufacturer's representative for commercial and residential heating products. From 1981 to 1983, Mr. Seigel was a sales associate with The Thomas Group.

  LARRY HARTMANN, a founder of the Company, has been the Executive Vice President--Sales of the Company since 1989. From 1984 to 1989, Mr. Hartmann was the Company's Secretary and Treasurer. Mr. Hartmann has been a director of the Company since its inception. Prior to founding the Company, Mr. Hartmann was the sales director of The Thomas Group from 1980 to 1983 and was a principal of DES from 1983 to 1984.

  KEVIN MCDONNELL joined the Company as Executive Vice President and Chief Financial Officer in July 1997. Prior to joining the Company, he served as Chief Financial Officer of Printrak International Inc. from 1995 to June 1997. From 1992 to 1995, Mr. McDonnell was employed as Chief Financial Officer and Vice President of Finance by Mobile Technology, Inc., a medical services company. From March 1992 to October 1992, Mr. McDonnell served as Business Unit Controller for the NCR division of AT&T Corp. From 1985 through 1992, he held various positions with Teradata Corporation, a manufacturer of massively parallel database systems, including Corporate Controller from 1989 to 1992, Director of Corporate Financial Planning and Analysis in 1989 and Assistant Treasurer from 1987 to 1989.

  THOMAS E. WARE joined the Company as Senior Vice President--Credit and Operations and Chief Credit Officer in January 1998. Prior to joining the Company, he was with the National Cooperative Bank, a Washington, D.C. based merchant bank where he served as Vice President, Team Leader, Technology Implementation Teams from 1995 to December 1997, and as Vice President/Manager, Credit Services Group from 1992 to 1995. Beginning in 1994, Mr. Ware also served as Chief Operating Officer of NCB Business Credit Corporation, the leasing subsidiary of National Cooperative Bank. From 1987 to 1991, Mr. Ware was employed with Sequa Capital Corporation, a subsidiary of Sequa Corporation. From 1990 to 1991 he served as Vice President of Sequa Financial Corporation. In 1989, Mr. Ware held the position of Director of Strategic Planning with Sequa Capital Corporation. From 1987 to 1991, he also held the position of Vice President of Sequa Credit Corporation, another subsidiary of Sequa Capital Corporation.

  MICHAEL SHEEHAN joined the Company in 1996 and currently serves as the Company's Senior Vice President--Medical Sales. From January 1996 to December 1996, Mr. Sheehan was Senior Vice President and General Manager of Bankers Leasing Association. From 1989 to 1996, he was Vice President and General Manager/Healthcare Group of AT&T Capital Corporation, an equipment leasing and finance company, which is a subsidiary of AT&T Corp.

  KENNETH VANCINI has been the Company's Senior Vice President--Sales since March 1996. From November 1994 to March 1996, Mr. Vancini was Vice President National--Sales of AT&T Capital Corporation, an equipment leasing and finance company, which is a subsidiary of AT&T Corp. Prior thereto, from April 1990 to October 1994, Mr. Vancini was Regional Sales Vice President of the Tricon Leasing Division of Bell Atlantic Corp., a telecommunications company.

  FLOYD S. ROBINSON has been a director of the Company since July 1995. Mr. Robinson has been President of the Distribution Finance Division of NationsCredit, a subsidiary of NationsBank, since May 1996. From 1994 to 1996, he was the President and Chief Executive Officer of LDI Corporation, a technology company and equipment lessor. From 1992 to 1994, Mr. Robinson was the President of the business equipment leasing division of USL Capital Corporation. From 1986 to 1992, he was the Chief Operating Officer of Fleet Credit Corporation, an equipment leasing and financing company. From 1982 to 1986, Mr. Robinson was the president of Business Credit Leasing. Prior thereto, he worked in various positions at Dial Corporation, a financial services company, attaining the position of General Manager--Leasing.

  ROBERT S. VATERS has been a director of the Company since July 1995. He has been an Executive Vice President of Finance, Chief Financial Officer and Secretary of Xpedite Systems, Inc., since June 1996. From April 1993 to June 1996, Mr. Vaters was employed by Young & Rubicam, Inc. where he served as a Senior Vice

President and Treasurer. From 1989 to 1993, Mr. Vaters served as Vice President and Treasurer of Sequa Capital Corporation. Prior to 1989, Mr. Vaters spent seven years as a commercial banker.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors is responsible for the management of the Company. During the fiscal year ended December 31, 1997, the Board of Directors of the Company met on two (2) occasions, acted by unanimous consent on several occasions and held informal discussions from time to time. During 1995, the Board of Directors established an Audit Committee and a Compensation and Stock Option Committee. The Company does not have a nominating committee or any committee performing such functions.

  The functions of the Audit Committee include the nomination of independent auditors for appointment by the Board; meeting with the independent auditors to review and approve the scope of their audit engagement; meeting with the Company's financial management and the independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures and other matters relating to the financial condition of the Company; and reporting to the Board of Directors periodically with respect to such matters. The Audit Committee currently consists of Gerry J. Ricco, Floyd
S. Robinson and Robert S. Vaters. The Audit Committee acted by unanimous written consent on one (1) occasion and held informal discussions from time to time during the fiscal year ended December 31, 1997.

  The functions of the Compensation and Stock Option Committee include the periodical review and evaluation of the compensation of the Company's executive officers and the administration of the Company's 1995 Stock Option Plan. The Compensation and Stock Option Committee currently consists of Floyd
S. Robinson and Robert S. Vaters. The Compensation and Stock Option Committee acted by unanimous written consent on two (2) occasions and held informal discussions from time to time during the fiscal year ended December 31, 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the one year period ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers") for all services rendered, in all capacities to the Company and its subsidiaries during the Company's fiscal years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                                              LONG TERM
                                                             COMPENSATION
                                   ANNUAL COMPENSATION       ------------
                              -----------------------------   SECURITIES
                                                  OTHER       UNDERLYING
                                                  ANNUAL       OPTIONS/     ALL OTHER
   NAME AND PRINCIPAL          SALARY   BONUS  COMPENSATION     SAR'S      COMPENSATION
        POSITION         YEAR   ($)      ($)       ($)           (#)           ($)
   ------------------    ---- -------- ------- ------------  ------------  ------------
Gerry J. Ricco.......... 1997 $225,000     --    $18,000(1)     40,000(6)       --
 President and Chief     1996 $225,000     --    $21,000(1)        --           --
 Executive               1995 $200,000     --    $21,000(1)        --           --
 Officer

Brian A. Seigel......... 1997 $225,000     --    $12,000(2)     40,000(6)       --
 Executive Vice          1996 $225,000     --    $18,000(2)        --           --
 President--             1995 $200,000     --    $12,000(2)        --           --
 Marketing

Larry Hartmann.......... 1997 $225,000     --    $13,000(3)     40,000(6)       --
 Executive Vice          1996 $225,000     --    $22,000(3)        --           --
 President--Sales        1995 $200,000     --    $22,000(3)        --           --

Kevin McDonnell......... 1997 $122,400 $10,000   $ 3,600(4)    100,000(7)       --
 Executive Vice          1996      --      --        --            --           --
 President and           1995      --      --        --            --           --
 Chief Financial Officer

Kenneth Vancini......... 1997 $145,893 $33,307   $ 4,800(5)     46,000(7)       --
 Senior Vice President-- 1996 $107,000     --    $ 4,000(5)      3,000(8)       --
 General                 1995      --      --        --            --           --
 Business Sales

--------
(1) Includes $13,000 for automobile expenses during 1997 and $12,000 for each of 1996 and 1995 and includes $5,000 for country club dues during 1997 and $9,000 for each of 1996 and 1995.

(2) Includes $12,000 for automobile expenses during each of 1997, 1996 and 1995.

(3) Includes $13,000 for automobile expenses during 1997 and $12,000 for each of 1996 and 1995 and $10,000 for country club dues during each of 1996 and 1995.

(4) Includes $3,600 for automobile expenses in 1997. Mr. McDonnell joined the Company in July 1997.

(5) Includes $4,800 for automobile expenses in 1997 and $4,000 in 1996.

(6) Such options are currently exercisable.

(7) Such options are not currently exercisable.

(8) Such options are currently exercisable as to 3,200 shares of Common Stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following sets forth information concerning individual grants of stock options during the fiscal year ended December 31, 1997 to each of the Named Executive Officers:




                                                                                                    POTENTIAL
                                                                                               REALIZABLE VALUE AT
                                                                                                 ASSUMED ANNUAL
                                                   INDIVIDUAL GRANTS                             RATES OF STOCK
                         --------------------------------------------------------------------- PRICE APPRECIATION
                         NUMBER OF SECURITIES PERCENT OF TOTAL OPTIONS EXERCISE OR              FOR OPTION TERM(3)
                          UNDERLYING OPTIONS    GRANTED TO EMPLOYEES    BASE PRICE  EXPIRATION -------------------
  NAME                      GRANTED (#)(1)         IN FISCAL YEAR      ($/SHARE)(2)    DATE     5% ($)   10% ($)
  ----                   -------------------- ------------------------ ------------ ---------- -------- ----------
Gerry J. Ricco..........        40,000(4)               10.1%             7.00       4/25/07   $176,090 $  446,248
Brian A. Seigel.........        40,000(4)               10.1%             7.00       4/25/07    176,090    446,248
Larry Hartmann..........        40,000(4)               10.1%             7.00       4/25/07    176,090    446,248
Kevin McDonnell.........       100,000(5)               25.3%             8.125      6/30/07    510,977  1,294,916
                                 6,000(6)                                 7.00       4/23/07     26,414     66,937
Kenneth Vancini.........        40,000(6)               11.7%             8.125      8/15/07    204,391    517,966

--------
(1) All stock options were granted under the Company's 1995 Stock Option Plan, as amended. For a description of the Plan, see "Summary Description of the Plan" in Proposal 2.

(2) All stock options were granted with exercise prices equal to the fair market value of the Common Stock on the grant date.

(3) These amounts are based on compounded annual rates of stock price appreciation of five and ten percent over the term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholders' continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved or may be exceeded. The indicated amounts are net of the option exercise price but before taxes that may be payable upon exercise.

(4) These nonqualified stock options vest on the one year anniversary of the date of grant.

(5) These nonqualified and incentive stock options vest over a period of four years, commencing one year from the date of grant.

(6) These incentive stock options vest over a period of four years, commencing one year from the date of grant.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

  The following table contains information concerning the number and value of options exercised during the fiscal year ended December 31, 1997 and the number and value of unexercised options at December 31, 1997 held by the Named Executive Officers listed in the Summary Compensation Table.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                          VALUE OF
                                                                         UNEXERCISED
                                                         NUMBER OF      IN-THE-MONEY
                                                        UNEXERCISED     OPTIONS HELD
                                                      OPTIONS HELD AT     AT FISCAL
                                                      FISCAL YEAR-END     YEAR-END
                            SHARES ACQUIRED   VALUE    EXERCISABLE/     (EXERCISABLE/
        NAME                  ON EXERCISE    REALIZED (UNEXERCISABLE) UNEXERCISABLE)(1)
        ----                --------------- --------- --------------- -----------------
   Gerry J. Ricco..........       --           --      --  / 40,000     --  /$65,000
   Brian A. Seigel.........       --           --      --  / 40,000     --  /$65,000
   Larry Hartmann..........       --           --      --  / 40,000     --  /$65,000
   Kevin McDonnell.........       --           --      --  /100,000     --  /$50,000
   Kenneth Vancini.........       --           --       600/ 48,400     --  /$29,750

--------
(1) Fair market value of underlying securities ($8.625, the last reported sale price of the Common Stock on the Nasdaq National Market) at fiscal year end (December 31, 1997) minus the exercise price.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

  There were no long-term incentive plan awards made by the Company during the fiscal year ended December 31, 1997.

EMPLOYMENT AGREEMENTS

  Effective January 1, 1995, the Company entered into three year employment agreements with Messrs. Ricco, Seigel and Hartmann, which the Company renewed effective January 1, 1998 for a period of three years. The agreements provide for Mr. Ricco to serve as the Company's President and Chief Executive Officer, Mr. Seigel to serve as the Company's Executive Vice President--Marketing and for Mr. Hartmann to serve as the Company's Executive Vice President--Sales, each at an annual base salary of $236,250, starting in fiscal 1998. In June 1997, the Company entered into an employment agreement with Mr. McDonnell whereby Mr. McDonnell serves as Executive Vice President and Chief Financial Officer at an annual base salary of $214,000. Each also receives additional benefits, salary increases and bonuses as the Board of Directors may grant, as well as those benefits generally provided to other executive officers of the Company, and an automobile allowance. Under these agreements Messrs. Ricco, Seigel and Hartmann each received a salary of $225,000 during 1997. In the event of termination of any of the agreements by the Company other than for cause (as defined therein) or the nonrenewal of the agreements by the Company, the Company has agreed to pay the respective executive severance in an amount equal to his then annual salary. In the event of termination of employment of any of Messrs. Ricco, Seigel and Hartmann following a change of control of the Company that has not been approved by the Board of Directors, the Company has agreed to pay the respective executive severance in an amount equal to 2.99 multiplied by his then annual salary.

  Officers of the Company serve at the pleasure of the Board of Directors and until their successors are duly elected and qualified.

COMPENSATION OF DIRECTORS

  Each non-employee member of the Board of Directors receives an annual fee of $3,000 and a fee of $700 for each meeting of the Board of Directors or a committee thereof attended, plus reimbursement of expenses incurred in attending meetings. No additional fee is paid for committee meetings held on the same day as Board meetings. Additionally, each non-employee member of the Board of Directors automatically receives a grant of options exercisable for 5,000 shares of Common Stock upon his initial election or appointment to the Board and an additional grant of options exercisable for 5,000 shares each time such individual is re-elected as a non-employee Board member. Such options have terms of five years from the date of grant and are exercisable at a price equal to the market price of the Common Stock on the date of grant. The Company is permitted one discretionary grant of additional options to non-employee directors during any 12 month period and the Board of Directors approved a grant of 20,000 options on April 25, 1997 to each of the two non-employee directors.

401(K) PLAN

  In January 1996, the Company established a cash or deferred arrangement profit sharing plan under Sections 401(a) and 401(k) of the Code (the "401(k) Plan"). Eligible employees may direct that a portion of their compensation, up to a maximum of $9,500 be withheld by the Company and contributed to their account under the 401(k) Plan. All 401(k) Plan contributions are placed in a trust fund to be invested by the 401(k) Plan's trustee, except that the 401(k) Plan permits participants to direct the investment of their account balances among the mutual or investment funds available under the 401(k) Plan. In addition, the 401(k) Plan provides for a matching contribution not to exceed 50% of a participant's contributions up to a maximum of 6% of a participant's compensation. The matching contribution is made in the form of Common Stock. Vested amounts in participant accounts under the 401(k) Plan and any earnings thereon are generally not subject to federal income tax until distributed to the participant and may not be withdrawn until death, retirement or termination of employment or in the event of hardship.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation and Stock Option Committee currently consists of Floyd S. Robinson and Robert S. Vaters, each a non-employee director of the Company who has no direct or indirect material interest in or relationship with the Company, other than option holdings and their position as directors of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors.

PERFORMANCE GRAPH

  The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing July 20, 1995/1/ and ending December 31, 1997 with the Standard & Poor's 500 Stock Index ("S&P 500") and the NASDAQ Financial Stock Index ("NASDAQ Financial"). The comparison assumes $100 was invested on July 20, 1995 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during such period. It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.

  This graph and the report of the Compensation and Stock Option Committee regarding executive compensation that appears immediately after such graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

                COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN
              AMONG ROCKFORD INDUSTRIES, INC., THE S&P 500 INDEX
                        AND THE NASDAQ FINANCIAL INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                        CUMULATIVE TOTAL RETURN
                                                       -------------------------
                                                       7/20/95 12/95 12/96 12/97
                                                       ------- ----- ----- -----
ROCKFORD INDUSTRIES, INC......................... ROCF   100    123   161   111
S&P 500.......................................... 1500   100    112   138   184
NASDAQ FINANCIAL................................. NFN    100    119   153   233

--------
/1/The Company's Common Stock was not publicly traded prior to July 20, 1995.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                       REGARDING EXECUTIVE COMPENSATION

OVERVIEW

  The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation and Stock Option Committee reviews executive compensation of other similar companies and other available information.

  The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation and Stock Option Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

  In general, the Company compensates its executive officers through a combination of base salary and annual incentive compensation in the form of cash bonuses and stock options. In addition, executive officers participate in benefit plans, including medical, dental and retirement plans, that are available generally to the Company's employees.

  The Compensation and Stock Option Committee also administers the Company's 1995 Stock Option Plan (the "Plan"). The duties of such Committee include the granting of stock options to executive employees, non-executive employees of the Company and to consultants to the Company. The Compensation and Stock Option Committee determines the number of shares granted to such individuals, as well as among other things, the exercise price and vesting periods of such options. The Board of Directors may make recommendations to the Compensation and Stock Option Committee from time to time with respect to the granting of stock options to executive officers, taking into account their level of responsibility, compensation level, contribution to the Company's performance and the future goals and the performance expected of them. However, the final determination of the grant of options rests with the Compensation and Stock Option Committee.

EXECUTIVE OFFICER COMPENSATION

  Effective January 1, 1995, the Company entered into three year employment agreements with Messrs. Ricco, Seigel and Hartmann, which agreements were renewed effective January 1, 1998 and currently expire in January 2001. The base salary, bonuses, benefits and conditions of these agreements were determined through a review of the previous terms of their employment agreements, as well as a review of the recent trends in the Company's revenues and profits. The base salary of each of Messrs. Ricco, Seigel and Hartmann was $225,000 during the fiscal year ended December 31, 1997. During the fiscal year ended December 31, 1997, Mr. McDonnell's salary was $122,400 pursuant to an employment agreement entered into in June 1997. The Compensation and Stock Option Committee believes that the base salary levels and bonuses currently in effect for the Named Executive Officers are competitive to salary levels and bonuses in similarly situated companies.

  The Compensation and Stock Option Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. Each of Messrs. Ricco, Seigel and Hartmann were granted 40,000 nonqualified stock options in 1997. Each of Messrs. McDonnell and Vancini were granted bonuses in 1997 of $10,000 and $33,307, respectively. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are and will be rewarded commensurately through cash bonuses or stock option grants. The Compensation and Stock Option Committee believes that compensation levels during the fiscal year ended December 31, 1997 adequately reflect the Company's compensation goals and policies.

       POLICY WITH RESPECT TO FEDERAL TAX LAW LIMITS ON DEDUCTIBILITY OF
                     NAMED EXECUTIVE OFFICER COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of compensation paid to certain employees. Generally, no deduction is allowed for annual compensation in excess of $l,000,000 paid in any year after 1993 to the Chief Executive Officer, or to any Named Executive Officer. This limitation on deductibility does not apply to certain compensation, including (l) compensation that is payable pursuant to a written, binding contract which was in effect on February 17, 1993 and which is not modified thereafter in any material respect before such compensation is paid and (2) compensation that is payable solely on account of the attainment of one or more performance goals, provided that certain other conditions are specified. In order for the exception for performance based compensation to apply, however, the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to shareholders and approved by a majority vote. Presently, based on present compensation levels, the Compensation and Stock Option Committee believes that the limitations on compensation deductibility pursuant to Section 162(m) of the Code will not have any effect on the Company in the foreseeable future.

                               Respectfully submitted,

                               THE COMPENSATION AND STOCK OPTION COMMITTEE

                               Robert S. Vaters
                               Floyd S. Robinson

                                  PROPOSAL 2

         APPROVAL OF PROPOSED AMENDMENT TO THE 1995 STOCK OPTION PLAN

  At the Annual Meeting, shareholders will be asked to approve the amendment described below to the Company's 1995 Stock Option Plan (the "Plan"), adopted by the Board of Directors (the "Board").

  This summary of the Plan, as modified to reflect the proposed amendment described below, is qualified in its entirety by the full text of the Plan. The Plan is available for review at the principal offices of the Company and will be furnished to shareholders without charge upon written request directed to Nanci De La Rosa, Executive Assistant, Rockford Industries, Inc. 1851 East First Street, Suite 600, Santa Ana, California 92705. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. FOR INFORMATION REGARDING OPTIONS GRANTED TO DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY, PLEASE SEE THE MATERIAL UNDER THE HEADINGS "COMPENSATION OF DIRECTORS" AND "EXECUTIVE COMPENSATION."

PROPOSED AMENDMENT TO THE PLAN

  Subject to shareholder approval, the Board of Directors has approved an amendment (the "Amendment") to the Plan to increase the number of shares authorized to be issued under the Plan from 550,000 to 750,000 (the "Aggregate Share Limit"). At the Annual Meeting, shareholders will be requested to approve the Amendment. The Amendment and the material features of the Plan are described below.

SUMMARY DESCRIPTION OF THE PLAN

  The purpose of the Plan is to provide an incentive to employees and to consultants, advisors and directors of the Company and to offer an additional inducement in obtaining the services of such individuals.

  Increase in Shares Available for Options. Under the Plan, the current Aggregate Share Limit is 550,000 shares of Common Stock. The Amendment, if approved by shareholders, will increase the Aggregate Share Limit to 750,000 shares of Common Stock.

  Administration. The Plan is administered by the Compensation and Stock Option Committee of the Board (the "Committee") consisting of two or more directors, each of whom in respect of any decision at a time when the participant affected by the decision may be subject to Section 162(m) of the Code and/or Section 16 of the Exchange Act, will be an "outside director" within the meaning of Code Section 162(m) and/or a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3), as applicable.

  Eligibility. Under the Plan, options may be granted to any officer, key employee, consultant or advisor of the Company or of any subsidiary. Members of the Board who are not officers or employees or one of its subsidiaries ("Non-Employee Directors") are also eligible to participate in the Plan as described below.

  Shares related to options which are not exercised and any option which expires or is cancelled will again become available for regrant under the Plan to the extent permitted by law. The Company estimates that all officers of the Company will remain eligible to receive options, subject to the discretion of the Committee to determine the particular individuals who, from time to time, will be selected to receive options. Except as described below and other than the awards made heretofore under the Plan, neither the individuals who are to receive options, the number of options that will be granted, nor the number of shares subject to options, have been determined at this time.

  Vesting and Option Periods. Subject to early termination or acceleration provisions (which are summarized below), an option is exercisable, in whole or in part, from the date specified in the related option agreement until the expiration date specified by the Committee; provided, however, all incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) expire not later than ten years after the date of grant and Non-Employee Director options which are granted under the Plan have a five-year term.

  Transferability. The Plan provides that all options are non-transferable (other than by will or the laws of descent and distribution) and will not become subject in any manner to transfer, assignment, pledge, hypothecation or other disposition. Only a participant may exercise an option during the participant's lifetime.

  Options. Both incentive and nonqualified stock options may be granted, except that only nonqualified stock options may be granted to Non-Employee Directors and consultants or advisors. The aggregate fair market value (determined on the date of grant) of shares of Common Stock with respect to which incentive stock options first become exercisable by an option holder under all plans of the Company may not exceed $100,000 in any calendar year. A maximum of 200,000 shares (subject to adjustments as described below) may be covered by options granted under the Plan to any individual during a calendar year.

  The purchase price payable upon the exercise of an option must be at least equal to the fair market value of the Common Stock on the date of the grant. As of April 15, 1998, the fair market value of the Common Stock (defined in the Plan as the average of the highest and lowest sales prices for a share of Common Stock on the Nasdaq National Market) was $7 11/32 per share. Payment for the exercise of an option may be made (i) in cash or cash equivalents; or
(ii) with respect options granted to employees, consultants or advisors and only if the applicable option agreement so provides, with shares of Common Stock already owned by the option holder, subject to certain restrictions. The Committee may also authorize third-party payment under certain circumstances.

  As is customary in plans of this nature, the number and kind of shares available under the Plan and the then outstanding options, as well as exercise or purchase prices and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to shareholders.

  Non-Employee Director Options. The Plan provides for the automatic grant pursuant to a fixed formula of nonqualified stock options to Non-Employee Directors. The Plan's formula provides that when a Non-Employee Director is first elected to the Board, he or she will be granted an option to acquire 5,000 shares of Common Stock. In addition, the Plan provides that Non-Employee Directors who are reelected to office will receive an annual grant of 5,000 shares, the grant date of which is the date of the director's reelection.

  In addition, the Board is permitted to grant nonqualified stock options to Non-Employee Directors on a discretionary basis, provided that no more than one such discretionary option grant could be made with respect to any individual Non-Employee Director in any 12-month period. On April 25, 1997, the Board granted Messrs. Robinson and Vaters each an option to acquire 20,000 shares of Common Stock exercisable immediately with respect to 5,000 options and as of April 25, 1998 for the remaining options.

  Termination of Employment. Generally, options which are granted to employees, consultants or advisors are exercisable at any time within three months after an individual terminates services or employment, to the extent the option was exercisable on the date of the individual's termination. Options which are granted to employees, consultants or advisors generally terminate, however, as of the date of termination if an individual
(i) terminates services or employment without the consent of the Company, or
(ii) is terminated by the Company for cause. The exercise period for options granted under the Plan may be extended for up to one year if a participant terminates employment due to death or Disability. Non-Employee Director options which are granted pursuant to the automatic grant feature are exercisable at any time during their term and are not subject to early termination should a Non-Employee Director terminate membership on the Board, unless such director is terminated by the Company for cause in which case the option will terminate as of the date of the Non-Employee Director's termination. Non-Employee Director options which are granted on a discretionary basis by the Board become exercisable and terminate in accordance with the terms of the applicable option agreement.

  Acceleration of Options. In the event of (i) the liquidation or dissolution of the Company, or (ii) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options will terminate, unless other provision is made for their survival in the transaction.

  Termination of or Changes to the Plan. The authority to grant new options under the Plan will terminate on May 10, 2005, unless the Plan is terminated prior to that time by the Board. Such termination typically will not affect rights of participants which accrued prior to such termination. Without shareholder approval, the Board may not increase the maximum number of shares which may be delivered pursuant to options granted under the Plan, materially increase the benefits accruing to participants under the Plan or materially change the requirements as to the eligibility to participate in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with general tax principles applicable to the Plan. State and local tax consequences are beyond the scope of this summary.

  Nonqualified Stock Options. No taxable income will be recognized by an option holder upon the grant of a nonqualified stock option under the Plan. When the holder exercises the nonqualified stock option, however, he or she will generally recognize ordinary income equal to the difference between the option price and the fair market value of the shares at the time of exercise. The Company is generally entitled to a corresponding deduction at the same time and in the same amounts as the income recognized by the option holder. Upon a subsequent disposition of the shares, the holder will realize short-term, mid-term, or long-term capital gain or loss, depending on how long the shares are held. The Company will not be entitled to any further deduction at that time.

  Incentive Stock Options. An officer or employee who is granted an incentive stock option under the Plan does not recognize taxable income either on the date of its grant or on the date of its exercise, provided that, in general, the exercise occurs during employment or within three months after termination of employment. However, any appreciation in value of the Common Stock after the date of grant will be includable in the participant's federal alternative minimum taxable income at the time of exercise. If shares acquired pursuant to an incentive stock option are not sold or otherwise disposed of within two years from the date of grant of the option nor within one year after the date of exercise, any gain or loss resulting from disposition of the shares will be treated as mid-term or long-term capital gain or loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of such holding period (a "Disqualifying Disposition"), the participant will generally recognize ordinary income at the time of such Disqualifying Disposition equal to the difference between the exercise price and the fair market value of the shares on the date the incentive stock option is exercised or, if less, the excess of the amount realized on the Disqualifying Disposition over the exercise price. Any remaining gain or loss is treated as a short-term, mid-term, or long-term capital gain or loss, depending upon how long the shares are held. Unlike when a nonqualified stock option is exercised, the Company is not entitled to a tax deduction upon either the grant or exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

  Accelerated Payments. If, as a result of certain changes in control of the Company, the vesting of a participant's option is accelerated, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will generally be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the participant's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such participant's average annual taxable compensation will be subject to a 20% non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

  Section 162(m) Limits. Notwithstanding the foregoing discussion of the deductibility of compensation under the Plan by the Company, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), would render nondeductible to the Company certain compensation to certain employees required to be named in the Summary Compensation Table ("Executive Officers") in excess of $1,000,000 in any year unless such excess compensation is "performance-based" (as defined in the Code) or is otherwise exempt from these limits on deductibility. The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the shareholders approve the material terms of the plan. Stock options that may be granted to executive officers as contemplated by the Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, in light of certain ambiguities in Section 162(m) and uncertainties regarding its ultimate interpretation and application, no assurances can be given that the compensation paid under the Plan to any executive officer will in fact be deductible, if it should, together with other non-exempt compensation paid to such executive officer, exceed $1,000,000.

SPECIFIC BENEFITS

  At April 15, 1998, options covering 550,000 shares of Common Stock were outstanding under the Plan. In addition, 58,711 options were granted to employees of the Company subject to shareholder approval of the Amendment. The Compensation Committee granted on June 30, 1997, 100,000 options to Mr. McDonnell; on April 23, 1997, 40,000 options to each of Messrs. Ricco, Hartmann and Seigel and 6,000 options to Mr. Vancini; and on August 15, 1997 an additional 40,000 options to Mr. Vancini. After giving effect to these grants of options pursuant to the Plan, no options were available for future grant under the Plan. On February 19, 1998, the Board of Directors adopted, subject to shareholder approval, a proposed increase in the number of shares authorized to be issued under the Plan from 550,000 to 750,000 (an increase of 200,000 shares). The proposed increase will, if approved, make 141,289 shares available for issuance under the Plan after giving effect to the grant of options subject to shareholder approval of the Amendment.

RECOMMENDATION OF YOUR BOARD OF DIRECTORS "FOR" THIS PROPOSAL

  Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

  Shareholders should note that because the Directors of the Company have received and continue to receive (subject to re-election) stock options under the Plan, all current Directors of the Company may have a personal interest in the proposal and its approval by shareholders. However, the members of the Board believe that the proposed amendment to the Plan are in the best interests of the Company and its shareholders.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 STOCK OPTION PLAN AS DESCRIBED ABOVE. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Messrs. Ricco, Hartmann and Seigel are party to an agreement dated as of May 1, 1995 whereby each of them has agreed to grant to the other two the right of first refusal to purchase any shares of Common Stock any of them proposes to sell on substantially the same terms as a potential third-party is offering and, upon the death of any of them, the right to purchase any or all of the decedent's shares of Common Stock at the fair market value on the date of death.

  On May 25, 1995, Anchor National Life Insurance Company ("Anchor"), an affiliate of SunAmerica Life Insurance Company and a wholly-owned subsidiary of Sun America, Inc., purchased 70,000 shares of the Company's Series A Preferred Stock at a purchase price of $25.00 per share. The Series A Preferred Stock, par value $25.00 per share, is convertible, at the election of the holders thereof, into 275,373 shares of Common Stock. Except as expressly required by applicable law, holders of shares of Series A Preferred Stock are not entitled to vote on matters submitted to a vote of shareholders of the Company. Cumulative dividends were payable quarterly out of funds legally available therefor at an annual rate of 4% of the par value per share of Series A Preferred Stock until May 31, 1996, 6% of the par value until May 31, 1997 and 8% of the par value thereafter. The Company is prohibited from paying dividends to holders of its Common Stock at a rate greater than that paid to holders of Series A Preferred Stock. The Company has granted the holders transferable one-time demand and piggy back registration rights with respect to such shares of Common Stock commencing July 25, 1996 at the Company's expense and, at the expense of the holders if the holders seek an underwritten public offering. The Company has agreed with Anchor that so long as the shares of Series A Preferred Stock are outstanding, the Company will not engage in any business other than its business as currently conducted or in other businesses or operations related thereto. In addition, if it redeems or retires any shares of its Common Stock in an amount which causes Anchor or its affiliates to beneficially own more than 10% of the Common Stock, the Company will offer to redeem sufficient shares of Common Stock owned by Anchor so that Anchor will beneficially own less than 10% of the shares of Common Stock, and it will not sell substantially all of its assets without the consent of the holders of two-thirds of the shares of Series A Preferred Stock.

ACCOUNTANTS

  Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 1997, and it is expected that Deloitte & Touche LLP will act in that capacity for the fiscal year ending December 31, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to questions from shareholders.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy materials by February 14, 1999.

OTHER MATTERS

  Management of the Company does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                                          By Order of the Board of Directors

                                          Brian A. Seigel
                                          Executive Vice President and
                                           Secretary

Dated: April 21, 1998

                             1995 STOCK OPTION PLAN
                                       OF
                           ROCKFORD INDUSTRIES, INC.
                     (AMENDED AND RESTATED APRIL 25, 1997)


     1. PURPOSES OF THE PLAN. This 1995 Stock Option Plan of Rockford Industries, Inc. (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees) and to consultants, advisors and directors who are not employees of Rockford Industries, Inc., a California corporation (the "Company") and its present and future subsidiary corporations, as defined in Paragraph 19 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs"), but the Company makes no warranty as to the qualification of any option as an "incentive stock option" under the Code.

     2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, no par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 550,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is cancelled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors, each of whom (i) in respect of any decision at a time when the participant affected by the decision may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") shall be an "outside director" within the meaning of Code Section 162(m) and the regulations promulgated under the Code and (ii) in respect of any decision at a time when the participant affected by the decision may be subject to Section 16 of the Securities Exchange Act of 1934 as amended (the "Exchange Act") shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, with respect to Employee Options and Consultant Options (as defined in Paragraph 19): to determine the employees who shall receive Employee Options and the consultants and advisors who shall receive Consultant Options; the times when they shall receive options; whether an Employee Option shall be an ISO or a NQSO; the number of shares of common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate or extend the exercisability or extend the term of any or all outstanding options; whether shares of Common Stock may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation, contingencies relating to entering into a covenant not to compete with the Company and its Parent (as defined in Paragraph 19) and Subsidiaries, to financial objectives for the Company, a Subsidiary, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; and with respect to Employee Options, Consultant Options and Non-Employee Director Options (as defined in Paragraph 19): the amount, if any, necessary to satisfy the Company's obligation to withhold taxes or other amounts; the fair market value of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

     4.  ELIGIBILITY; GRANTS.

               (a) The Committee may from time to time, consistent with the purposes of the Plan, grant Employee Options to employees (including officers and directors who are employees), and Consultant Options to consultants and advisors, of the Company or any of its Subsidiaries. Such options granted shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that the maximum number of shares subject to Employee Options that may be granted to any individual during any calendar year under the Plan (the "162(m) Maximum") shall not exceed 200,000 shares; and further provided that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such amount shall be treated as a NQSO. A Non-Employee Director shall not be entitled to receive any options under the Plan other than Non-Employee Director Options pursuant to Sections 4(b) or 4(c) hereof.

               (b) The Board of Directors may, in its discretion, grant a Non-Employee Director a Non-Employee Director Option for a number of shares and upon such terms as the Board of Directors shall determine; provided, however, that no more than one such discretionary option grant shall be made with respect to any individual Non-Employee Director in any 12-month period. On April 25, 1997, every person who, at such time, is a Non-Employee Director shall be granted a Non-Employee Director Option to purchase 20,000 shares of Common Stock at a per share exercise price that is equal to 100% of the fair market value of a share of Common Stock on such date. Each such option to purchase 20,000 shares of Common Stock shall vest and become exercisable (i) as of the date of grant with respect to 5,000 shares, and (ii) 12 months after the date of grant with respect to 15,000 shares. Each such option to purchase 20,000 shares of Common Stock shall terminate, to the extent not previously exercised, five years after the date of grant (subject to earlier termination in accordance with the provisions set forth herein).

               (c) Immediately following each annual meeting of shareholders at which directors are elected, every person who, at such time, is a Non-Employee Director (as defined in Paragraph 19) shall be granted at such time a Non-Employee Director Option to purchase 2,500 shares of Common Stock upon such individual's first election as a director and a Non-Employee Director Option to purchase 800 shares of Common Stock upon each subsequent election as a director. Notwithstanding the foregoing, no option grants shall be made pursuant to this Section 4(c) with respect to the 1997 Annual Shareholders Meeting and, effective with the grants made after the 1997 Annual Shareholders Meeting, the number of shares subject to Non-Employee Director Options specified in the preceding sentence shall be increased to 5,000 and 5,000, respectively. Non-Employee Director Options granted pursuant to this Section 4(c) shall be fully vested and exercisable as of the date of grant. In the event the remaining shares available for grant under the Plan are not sufficient to grant the Non-Employee Director Options to each such Non-Employee Director in any year, the number of shares subject to the Non-Employee Director Options for such year shall be reduced proportionately. The Committee shall not have any discretion with respect to the selection of directors to receive Non-Employee Director Options granted under this Section 4(c) or the amount, the price or the timing with respect thereto.

          5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each Employee Option and Consultant Option shall be determined by the Committee; provided, however, that the exercise price of an option shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and further provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant. The exercise price of the shares of Common Stock under each Non-Employee Director Option shall be equal to the fair market value of the Common Stock subject to such option on the date of grant (other than Non-Employee Director Options granted pursuant to Section 4(b), the exercise price of which shall be determined by the Board of Directors, but shall not be less than the fair market value of the Common Stock subject to such options as of the date of grant).

          The fair market value of a share of common Stock on any day shall be
(a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and (i) if actual sales price information available with respect to the Common

Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on the NASDAQ, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on the NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the NASDAQ, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; provided, however,that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board of Directors of any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

          6. TERM. The term of each Employee Option and Consultant Option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Each Non-Employee Director Option granted pursuant to Section 4(c) shall be exercisable for a term of five years commencing on the date of grant. The term of Non-Employee Director Options granted pursuant to Section 4(b) of the Plan shall be such term as is established by the Board of Directors, in its sole discretion, at or before the time such option is granted. Employee Options, Consultant Options and Non-Employee Director Options shall be subject to earlier termination as hereinafter provided.

          7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract with respect to an Employee Option permits installment payments) (a) in cash or by certified check or (b) in the case of an Employee Option or a Consultant Option, if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or with any combination of cash, the fair market value of the Common Stock shall be determined in accordance with Paragraph 5.

          The Committee may, in its discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

          In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

          8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any holder of an Employee Option whose employment with the Company (and its Parent and Subsidiaries) has terminated for any reason other than his death or Disability (as defined in Paragraph 19) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his employment is terminated either (a) for cause, or (b) without the consent of the Company, such option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, Employee Options granted under the Plan shall not be affected by any change in the status of the holder so long as he continues to be an employee or a consultant or advisor of the Company, its Parent or any of the Subsidiaries (regardless of having been transferred from one corporation to another).

          For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is no guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          Except as may otherwise be expressly provided in the applicable Contract, the holder of a Consultant Option whose consultant or advisory relationship with the Company (and its Parent and Subsidiaries) has terminated for any reason may exercise such option to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship was terminated either
(a) for cause or (b) without the consent of the Company (other than as a result of the death or Disability of the holder or an employee of the holder) the option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, Consultant Options granted under the Plan shall not be affected by a change in the relationship, so long as the holder of the option continues to be a consultant or advisor of the Company, its Parent or any of its Subsidiaries (regardless of having ceased to be a consultant or advisor for any of such corporations).

          Except as provided below, a Non-Employee Director Option may be exercised at any time during its term (or, with respect to Non-Employee Director Options granted pursuant to Section 4(b), except as provided below or as the Board of Directors may otherwise provide in a related Contract). The Non-Employee Director Option shall not be affected by the holder ceasing to be a director of the Company or becoming an employee or consultant or advisor of the Company or any of its Subsidiaries; provided, however, that if a Non-Employee Director is terminated for cause, such option shall terminate immediately.

          Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ or as a consultant or advisor of the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate the holder's relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

          9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, his Employee Option may be exercised, to the extent exercisable on the date of his death, by his executor, administrator or other person at the time entitled by law to his rights under such option, at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

          Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment has terminated by reason of Disability may exercise his Employee Option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

          The term of a Non-Employee Director Option shall not be affected by the death or Disability of the optionee. If an optionee holding a Non-Employee Director Option dies during the term of such option, the option may be exercised at any time during its term by his executor, administrator or other person at the time entitled by law to his rights under such option. The termination of a Consultant Option as a result of the death or Disability of the holder of the option (or a key employee thereof) shall be governed by Paragraph 8.

          10. COMPLIANCE WITH SECURITIES LAWS. The Committee may require, in its discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act.

          The Committee may require the optionee to execute and deliver to the Company his representations and warranties, in form and substance satisfactory to the Committee, that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written option of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

          In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee (or, with respect to Non-Employee Director Options, by the Board of Directors).

          12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the number and kind of shares subject to future Non-Employee Director Options and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

          In the event of (a) the liquidation or dissolution of the Company, or
(b) a merger in which the Company is not the surviving corporation or a consolidation, any outstanding options shall terminate, unless other provision is made therefor in the transaction.

          13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on May 10, 1995. No option may be granted under the Plan after May 9, 2005. The Board of Directors, without further approval of the Company's shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the code, to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act or Section 162(m) of the Code, and to conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or change the 162(m) Maximum, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

          14. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

          15. WITHHOLDING TAXES. The Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Common Stock shall be determined in accordance with Paragraph 5.

          16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

          The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

          17. USE OF PROCEEDS. The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

          18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the shareholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
19) or assume the prior options of such Constituent Corporation.

          19.  DEFINITIONS.

          (a) Subsidiary. the term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

          (b) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

          (c) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

          (d) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

          (e) Employee Option. the term "Employee Option" shall mean an option granted pursuant to the Plan to an individual who, at the time of grant, is an employee of the Company or a Subsidiary of the Company.

          (f) Consultant Option. The term "Consultant Option" shall mean a NQSO granted pursuant to the Plan to a person who, at the time of grant, is a consultant or advisor of the Company or a Subsidiary of the Company, and at such time is neither a common law employee of the Company or any of its Subsidiaries nor a director of the Company.

          (g) Non-Employee Director Option. The term "non-Employee Director Option" shall mean a NQSO granted pursuant to the Plan to a person who, at the time of the grant, is a Non-Employee Director.

          (h) Non-Employee Director. The term "Non-Employee Director" shall mean a person who is a director of the Company, but is not a common law employee of the Company or of any of its Subsidiaries or its Parent.

          20. GOVERNING LAW. The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law provisions.

          21. PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

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                           ROCKFORD INDUSTRIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF THE COMPANY FOR ANNUAL MEETING, MAY 21, 1998

     The undersigned, a shareholder of ROCKFORD INDUSTRIES, INC., a California corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 1997; and, revoking any proxy previously given, hereby constitutes and appoints Gerry J. Ricco, Brian A. Seigel and Kevin McDonnell and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters located at 1851 East First Street, Suite 600, Santa Ana, California 92705, on Thursday, May 21, 1998, at 10:00 a.m., local time, and at any adjournment thereof, on all matters coming before said Meeting.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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



                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                           ROCKFORD INDUSTRIES, INC.

                                 MAY 21, 1998



              v PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED v
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A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                                           The Board of Directors recommends a
                           WITHHOLD             Vote FOR Items 1 and 2.
                           AUTHORITY
  FOR all nominees   to vote for nominees

1. Election of  [_]          [_]           Nominees: Gerry J. Ricco
   Directors:                                        Larry Hartmann
                                                     Brian A. Seigel
                                                     Robert S. Vaters
(AUTHORITY TO VOTE FOR ANY NOMINEE NAMED MAY BE      Floyd S. Robinson
WITHHELD BY LINING THROUGH THAT NOMINEE'S NAME.)


------------------------------------------------

                                                       FOR    AGAINST   ABSTAIN

2. Approval of an amendment to the Company's           [_]      [_]       [_]
   1995 Stock Option Plan to increase the number of shares authorized to be issued under the Company's 1995 Stock Option Plan by
   200,000 shares, from 550,000 shares to 750,000 shares.

3. In their discretion upon any other matters as may properly come before the meeting or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


________________________________________   Dated  _____________________, 1998
      Signature of Shareholder

________________________________________   Dated  _____________________, 1998
      Signature of Shareholder

Note: This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the Shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.


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